STEM CELL THERAPY INTERNATIONAL, INC.


              SCTI MEDICAL AND SCIENTIFIC ADVISORY BOARD AGREEMENT


     THIS AGREEMENT is made this 10th day of October, 2005, by and between STEM CELL THERAPY INTERNATIONAL, INC.; a corporation duly incorporated under the laws of Nevada, with its principal office located at 2203 North Lois Ave., 9th Floor, Tampa, Florida 33594 ("the Company''), and DR. WEIWEN DENG, MD., as a member of the SCTI Medical and Scientific Advisory Board, herein ("the Advisor").

     In consideration of the mutual agreements contained in this document, the parties, intending to be legally bound, agree as follows:

 1.     INDEPENDENT  CONTRACTOR.

     The Advisor will be an independent contractor and not an Employee of the Company and will determine will determine the method of operation in the performance of allo (human) stem cell biological solution and tissue transplantations and/or any other type of required stem cell transplantation therapy.

     The Advisor will not be entitled to receive any compensation, commissions or benefits other than those expressly provided in this Agreement.

 2.     SCOPE  OF  DUTIES.

(a) The Advisor certifies that there are no outstanding agreements or obligations that conflict with any of the provisions of this Agreement, or that would preclude or in any way compromise the Advisor in compliance with the provisions hereof.



(b) The Advisor agrees to actively participate in the Company's Medical and Scientific Advisory Board and to review patient's medical charts and records as provided by the Company and to provide the Company a written report detailing recommendations for the appropriate course of stem cell therapy treatment.

(c) The Advisor agrees to participate in conference calls and meetings with the SCTI Corporate Officers and other members of the Company's Medical and Scientific Advisory Board when his/her schedule allows, to discuss the latest technology in stem cell treatments and shall contribute with his/her recommendations on future progress and corporate direction.

(d) The Advisor will be required to interact with both treating Physicians, current and potential patients to determine the scope of treatments, documentation policies, proof of efficacy issues, as well as develop strategic alliances with other organizations and individuals outside of the Company for the advancement of our knowledge and expertise in the treatment of patients with our various stem cell Products.

(e) The Advisor's roll will be to make sure that the Company will maintain its competitive edge both globally and in the United States in the field of stem cell treatments and research.

3.     COMPENSATION.

     The Company shall issue ten thousand (10,000) shares of Rule 144 common stock of the Company to the Advisor as compensation for the initial one year term of this agreement, as follows:

     (a) Thirty days after the execution of this agreement, the Company shall issue five thousand (5,000) shares of common stock under rule 144, and

     (b) Six months after the execution of this agreement, the Company shall issue the remaining five thousand (5,000) shares common stock under rule 144.

     (c) Compensation for successive renewal years under the terms of this Agreement shall be issued at thirty days and six months after renewal in two increments of five thousand shares of rule 144 common stock.

4.     TERM.

This Agreement will become effective on the date of execution and will continue in full force and effect for a minimum period of one (1) year and thereafter from year to year unless and until terminated by a party in accordance with this Agreement.




5.     TERMINATION.

During the minimum period of one (1) year, either party may immediately terminate this Agreement for cause, upon written notice for any breach of contract, if the other party does not cure a material breach of this Agreement within thirty (30) days of receipt of written notice detailing such breach.

After the expiration of one (1) year from the date of execution of this agreement, either party may terminate this Agreement without cause and for convenience with fourteen (14) days prior written notice to the other party. At any time, the parties may mutually agree in writing to terminate this Agreement.

6.     CONFIDENTIALITY.

          The Advisor shall not use or divulge or communicate to any person (other than those whose province it is to know the same or as permitted or contemplated by this Agreement or with the written approval of the other party or as may be required by law):
(i)                 any  Confidential  Company  Information;  or
(ii)                any  of  the  terms  of  this  Agreement

     The Advisor shall prevent the unauthorized publication or disclosure of any such information, materials or documents and ensure that any person to whom the information, materials or documents are disclosed is aware that the same is confidential and is covered by a similar duty to maintain confidentiality.
     The Advisor shall ensure that any employees, consultants, agents or advisors are aware of and comply with the confidentiality and non-disclosure provisions contained in this Section and shall indemnify the Company against any loss or damage which the Company may sustain or incur as a result of any breach of the terms hereof by the Advisor, or any employees, consultants, agents or advisors.

     CONFIDENTIAL  INFORMATION.

     The Advisor shall not directly or indirectly, communicate, disclose or divulge to any person or entity, or use for their own benefit or the benefit of any person or entity, any knowledge or information which the Advisor may have acquired, no matter from whom or on what matter such knowledge or information may have been acquired from the Company.
These  provisions shall survive the expiration or termination of this Agreement.



7.     COVENANT  NOT  TO  COMPETE.

     The Advisor, during the Term hereof, and for an additional period of two years thereafter (the ``Non-competition Term''), may not:

(a) Engage or participate in or become employed by, or render advisory or other services to, any business entity that competes with the Company in the Ukraine or the Dominican Republic.

     If the foregoing provision is determined to be invalid by reason of the length of any period or the size of the area set forth, such period of time, such area or both will be considered to be reduced to a period of time or area that will cure such invalidity.

(b) Directly or indirectly solicit or induce any person, corporation, or other entity that is a customer of the Company at the time of the execution of this agreement or that was a customer at any time within the one-year period immediately preceding such termination to become a customer of any other person, corporation, or other entity competing with the Company or its Parent. The Advisor further agrees that he or she will not approach any such person, corporation, or other entity for such purposes.

(c) Directly or indirectly solicit or induce any person who is an Employee of the Company or its Parent to become employed by any person, firm or corporation competing with the Company or its Parent, or approach any Employee for such purpose.

(d) Disclose any proprietary or confidential information of the Company or its Parent relating to (i) the customers, clients, employees and accounts of the Company or its Parent, including but not limited to the identity of the Company's or its Parent's customers if such identity is proprietary or confidential; (ii) the Company's or its Parent's business methods, systems, plans, policies, and personnel; or (iii) the technical data, trade secrets, or know-how of the Company or its Parent, including, but not limited to, research, product plans, products, services, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware, configuration information, marketing, finances or other business information disclosed by the Company or its Parent, either directly or indirectly, whether in writing, orally or by drawings or inspection of parts or equipment.

8.     ARBITRATION  OF  DISPUTES.

(a) The Company and the Advisor agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, will be settled by arbitration to be held in Philadelphia County, Pennsylvania, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in the dispute or controversy.

(b) The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The Company and The Advisor will each pay one-half of the cost and expenses of the arbitration and each will separately pay its respective counsel fees and expenses.

     The Advisor acknowledges that the services to be rendered by the Advisor are of a special, unique and extraordinary character, and in connection with such services, the Advisor will have access to confidential information vital to the Company's and its Parent's business.

By reason of this, the Advisor agrees that if the Advisor violates any of the provisions of this Agreement with respect to non-competition, diversion of the Company's and its Parent's clients or employees, or confidentiality, the Company and the Parent would sustain irreparable harm, and therefore, in addition to any other remedies that the Company and Parent may have under this Agreement, the Company and Parent will be entitled to apply to any court of competent jurisdiction for equitable relief, including specific performance and injunctions restraining the Advisor from committing or continuing any such violation of this Agreement.

(b) The Advisor further agrees that no bond or other security will be required in obtaining equitable relief and the Advisor hereby consents to the issuance of an injunction and to the ordering of specific performance.

(c) The Advisor further agrees that he will be required to sign an INFORMATION & PRODUCT EVALUATION AND NON-DISCLOSURE AGREEMENT in order to accept the position on the SCTI Medical and Scientific Advisory Board.

9.     INDEMNITY

     The Advisor shall and does hereby agree to defend, indemnify, release, and save harmless the Company, or companies agents, representatives, servants, employees, attorneys, and assigns from and against any and all suits, actions, judgments, damages, costs, expenses, and attorneys fees incurred in defense of any action or proceeding arising out of the performance of this agreement

 10.     NOTICES.

     Any notice, request, demand or other communication required or permitted to be given under this Agreement will be sufficient if in writing and if delivered personally, or sent by certified or registered mail as follows (or to such other addressee or address as will be set forth in a notice given in the same manner):





If  to  the  Advisor:  Dr.  Weiwen  Deng,  MD.

____________________________________

and
____________________________________

If  to  the  Company:

Calvin  C.  Cao
CEO/Chairman
Stem  Cell  Therapy  International  Inc.
2203  North  Lois  Avenue,  9th  Floor,  Suite  #901
Tampa,  FL  33607

     Any such notice will be deemed to be given on the date delivered or mailed in the manner provided above.

 11.     WAIVER  OF  BREACH.

     The waiver by the Company or by the Advisor of a breach of any provision of this Agreement by the other party will not operate, or be construed, as a waiver of any other breach of such other party.

12.     ASSIGNMENT.

     This Agreement will inure to the benefit of, and be binding upon, the Company, its successors and assigns. This Agreement will be binding on the Advisor, the Advisor's heirs, executors or administrators, and legal representatives. However, this Agreement will not be assignable by the Advisor nor may the obligations of the Advisor be delegated, without express written consent of the Company.

 13.     ENTIRE  AGREEMENT.

     This Agreement represents the entire understanding of the parties and supersedes all previous agreements, oral or written, between the parties and any modification of the agreement must be in writing and executed by the parties. This is a personal services contract and the Advisor may not assign any rights or delegate any duties of the Advisor under this agreement.

 14.     APPLICABLE  LAW.

     The parties agree that this Agreement will be construed and enforced pursuant to the laws of the Commonwealth of Pennsylvania.





     IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written.



Stem Cell Therapy International, Inc.          SCTI Medical and Scientific Board
Advisor



By:                              BY:  ____________________________
Calvin  C.  Cao,  CEO/Chairman               Advisor,  Dr.  Weiwen  Deng,  MD.